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                                                                 Exhibit 23.2

                              ACCOUNTANTS' CONSENT


The Board of Directors
Lexington Corporate Properties, Inc.:

     We consent to the use of our reports incorporated by reference in the Registration Statement (No. 333-3688) and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG Peat Marwick LLP


New York, New York
November 10, 1997